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                                                                    EXHIBIT 23.4

              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE


Board of Directors and Stockholders
The Yankee Candle Company, Inc. and subsidiaries
Whately, Massachusetts



We consent to the use in this Amendment No. 4 to Registration Statement No. 333-76397 of The Yankee Candle Company, Inc. and subsidiaries ("Company") on Form S-1 of our report dated March 4, 1997 (June 30, 1999 as to Note 14) relating to the financial statements of the Company for the year ended December 31, 1996, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



Our audit of the financial statements referred to in our aforementioned report also included the financial statement schedule of the Company for the year ended December 31, 1996, listed in Item 16(b). This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.



/s/ Fisk, Bilton, Smith & Co., P.C.



West Springfield, Massachusetts
June 30, 1999